UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): April 15, 2020

Valaris plc
(Exact name of registrant as specified in its charter)

England and Wales	1-8097	98-0635229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Cannon Street
London, England EC4N6EU
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 44 (0) 20 7659 4660

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, U.S. $0.40 par value	VAL	New York Stock Exchange
4.70% Senior Notes due 2021	VAL21	New York Stock Exchange
4.875% Senior Note due 2022	VAL/22	New York Stock Exchange
4.50% Senior Notes due 2024	VAL24	New York Stock Exchange
4.75% Senior Note due 2024	VAL/24	New York Stock Exchange
8.00% Senior Notes due 2024	VAL24A	New York Stock Exchange
5.20% Senior Notes due 2025	VAL25A	New York Stock Exchange
7.375% Senior Note due 2025	VAL/25	New York Stock Exchange
7.75% Senior Notes due 2026	VAL26	New York Stock Exchange
5.4% Senior Note due 2042	VAL/42	New York Stock Exchange
5.75% Senior Notes due 2044	VAL44	New York Stock Exchange
5.85% Senior Note due 2044	VAL/44	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 15, 2020, Valaris plc (the “Company”) was notified by the New York Stock Exchange (the “NYSE”) that the average closing price of the Company’s Class A ordinary shares, $0.40 par value (the “Ordinary Shares”), over a prior 30 consecutive trading day period was below $1.00 per share, which is the minimum average closing price required to maintain listing on the NYSE under Section 802.01C of the NYSE Listed Company Manual (the “Minimum Share Price Requirement”).

In general, a listed company has a period of six months following the receipt of the notice to regain compliance. In order to regain compliance, on the last trading day in any calendar month during the cure period, the Ordinary Shares must have (i) a closing price of at least $1.00 per share and (ii) an average closing price of at least $1.00 per share over the 30 trading day period ending on the last trading day of such month. If the Company determines that, in order to cure the deficiency, it is necessary to take an action that requires shareholder approval, the price condition will be deemed cured if the price promptly exceeds $1.00 per share after taking such action, and the price remains above the level for at least the following 30 trading days. If the Company is unable to regain compliance, the NYSE will initiate procedures to suspend and delist the Ordinary Shares.
As required by the NYSE, the Company has notified the NYSE of its intent to cure the listing standard deficiency and restore its compliance with the NYSE continued listing standards. In addition, the Company intends to monitor the closing price of its Ordinary Shares and consider available options if its Ordinary Shares do not trade at a level likely to result in the Company regaining compliance with the Minimum Share Price Requirement by October 15, 2020.
The notice has no immediate impact on the listing of the Ordinary Shares, which will continue to be listed and traded on the NYSE during this period, subject to the Company’s compliance with the other listing requirements of the NYSE. The Ordinary Shares will continue to trade under the symbol “VAL”, but will have an added designation of “.BC” to indicate the status of the Ordinary Shares as “below compliance”.
If the Ordinary Shares ultimately were to be delisted for any reason, it could negatively impact the Company by, among other things, reducing the liquidity and market price of our Ordinary Shares, reducing the number of investors willing to hold or acquire our Ordinary Shares and limiting our ability to issue securities or obtain financing in the future. If our Ordinary Shares are delisted from the NYSE and not concurrently listed on Nasdaq, the holders of our 3.00% exchangeable senior notes due 2024 would have the right to require us to repurchase the notes at a price equal to the principal amount thereof plus accrued interest to the repurchase date.

Item 7.01	Regulation FD Disclosure

On April 21, 2020, the Company issued a press release with respect to the receipt of the notice of noncompliance from the NYSE. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.
The information contained in this Item 7.01 and the exhibit hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press release, dated April 21, 2020, issued by Valaris plc

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valaris plc

Date: April 21, 2020	/s/ Michael T. McGuinty
Michael T. McGuinty
Senior Vice President and General Counsel

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